EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                        THE IMAGEMAKERS PHOTOGRAPHY, INC.

                                    ARTICLE I
                                     OFFICES

1.01 REGISTERED OFFICE. The registered office of the Corporation shall be at 2550 East Desert Inn Road, Suite 301, Las Vegas, Nevada 89121. The registered agent of the Corporation shall be Thomas R. Meinders.

1.02 OTHER OFFICES. The Corporation may also have offices at other places in or out of the state of Nevada as the Board of Directors may determine or as the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

2.01 PLACE OF MEETING. Meetings of shareholders shall be held at the time and place, in or out of the state of Nevada, stated in the notice of the meetings or in a waiver of notice.

2.02 ANNUAL MEETINGS. An annual meeting of the shareholders shall be held each year at 2550 East Desert Inn Road, Suite 301, Las Vegas, Nevada, 89121, on the 16th day during the month of July of each year. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 VOTING LIST. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting will be arranged in alphabetical order with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

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2.04 SPECIAL MEETINGS. Special meetings of the shareholders,  for any purpose or
purposes,   unless  otherwise  prescribed  by  statue  or  by  the  Articles  of
Incorporation,  or by  these  By-Laws,  may be  called  by the  Chief  Executive
Officer, President, the Board of Directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 NOTICE. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. In the event that the purpose of the meeting is to increase authorized stock or bond indebtedness of the Corporation, the notice shall be delivered no less than sixty (60) nor more than seventy-five (75) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.06 QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, and any business may be transacted at the reconvened meeting which might have been transacted at the meeting as originally notified.

2.07 MAJORITY VOTE. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation, or these By-Laws, a higher vote is required, in which case the express provisions shall govern.

2.08 METHOD OF VOTING. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by the Articles of Incorporation. At any meeting of the shareholders: every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

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Each proxy shall be filed with the Secretary of the  Corporation  prior to or at the time of the  meeting.  Voting  for  directors  shall be in  accordance  with
Section 3.06 of these By-Laws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.09 RECORD DATE. Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the shareholders, or any action may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The signed consent, or a signed copy shall be placed in the minute book.

                                   ARTICLE III
                                    DIRECTORS

3.01 MANAGEMENT. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these By-Laws) directed or required to be exercised or done by the shareholders.

3.02 NUMBER; QUALIFICATION; TERM. The Board of Directors shall consist two directors. The Corporation but not to exceed ten (10) directors, as determined from time to time by the shareholders of the Corporation. Each Director elected shall hold office until his successor shall be duly elected and shall qualify.

3.03 CHANGE IN NUMBER. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws by the shareholders but no decrease shall have the effect of shortening the term of any incumbent Director.

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3.04  REMOVAL.  The  entire  Board  of  Directors,  or any  one or  more  of the
Directors, may be removed either for or without cause at any meeting of shareholders called expressly for that purpose, by the affirmative vote, in person or by proxy, of a majority in number of the shares entitled to vote at an election of Directors. If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then voted at an election of the entire Board of Directors.

3.05 VACANCIES. Any vacancy (other than a vacancy occurring through shareholders' removal of a director) occurring in the Board of Directors, whether by death, resignation, removal, creation of new directorship, or otherwise, may be filled by an affirmative vote of a majority of the remaining Directors even though the Directors remaining in office constitute fewer than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office until the next annual election of Directors and until his successor is duly elected and qualified.

3.06 ELECTION OF DIRECTORS. Except as otherwise provided in Sections 3.03 and 3.05, Directors shall be elected by a plurality vote at the annual meeting of the shareholders. At each such election of directors, every shareholder entitled to vote as such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

3.07 PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held in or out of the state of incorporation.

3.08 ANNUAL MEETINGS. The annual meeting of a newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving the time or place is changed.

3.09 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President, and in their absence by the Vice President on two (2) days notice to each Director, either personally or by mail or by telegram. Special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two (2) Directors. Except as otherwise expressly provided by statute, Articles of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

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3.11 QUORUM;  MAJORITY VOTE. At meetings of the Board of Directors a majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors,
except  as  otherwise   specifically   provided  by  statute,  the  Articles  of
Incorporation, or these By-Laws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13 PROCEDURE. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

                                   ARTICLE IV
                                     NOTICE

4.01 METHOD. Whenever by statute, the Articles of Incorporation, these By-Laws or otherwise, notice is required to be given to a Director, Committee Member, or Security Holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, Committee Member, or Security Holder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

4.02 WAIVER. Whenever, by statute or the Articles of Incorporation or these By-Laws, notice is required to be given to a Security Holder, Committee Member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                                    ARTICLE V
                               OFFICERS AND AGENTS

5.01 NUMBER; QUALIFICATION; ELECTION; TERM.

     (a) The Corporation shall have: (1) a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer; and (2) such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents as the Board of Directors may think necessary.

     (b) Officers of the Corporation shall not be required to be shareholders of the Corporation. Officers need not be members of the Board of Directors.

     (c) Officers named in By-Law 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in By-Law 5.01(a)(2) may be elected by the Board at any meeting, whether regular or special.

     (d) Unless otherwise specified by the Board at the time of his election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

     (e) Any two (2) or more offices, other than the offices of President and Secretary, may be held by the same person; provided, however, that the offices of President and Secretary may be held by the same person if all the shares of the voting stock are owned by only one (1) shareholder.

5.02 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgement, the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.03 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

5.04 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these By-Laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

5.05 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

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5.06 CHAIRMAN OF THE BOARD. The Chairman of the Board of the Corporation;  shall preside at all meetings of the Board of Directors.

5.07 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation; shall preside at all meetings of the shareholders and, if the Chairman of the Board is absent, the Board of Directors; shall have general and active management of the business affairs of the Corporation; and shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe.

5.08 PRESIDENT. The President of the Corporation; shall preside at all meetings of the shareholders if the Chief Executive Officer is absent and, if the Chairman of the Board is absent, the Board of Directors; shall have general and active management of the business affairs of the Corporation; and shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe.

5.09 VICE PRESIDENT. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the duties and powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate.

5.10 SECRETARY.

     (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of the shareholders and record all votes, actions and the minutes of all proceedings in a book kept for that purpose and shall perform like duties for the executive and other committees when required.

     (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

     (c) The Secretary shall be under the supervision of the Chief Executive Officer and/or President. The Secretary shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate.

5.11 ASSISTANT SECRETARY. The assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time or as the Chief Executive Officer or President may from time to time delegate.

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5.12 TREASURER.

     (a) The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all funds and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

     (b) The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

     (c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board) for the faithful performances of the duties of Treasurer and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     (d) The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate.

5.13 ASSISTANT TREASURER. The assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may form time to time prescribe or the Chief Executive Officer or President may from time to time delegate.

5.14 VACANCIES. If the office of the Chief Executive Officer, President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer becomes vacant by reason of death, resignation or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected and duly qualified.

                                   ARTICLE VI
                          CERTIFICATES AND SHAREHOLDERS

6.01 CERTIFICATES. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law, and may be sealed with the seal of the Corporation or a facsimile thereof.

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602 ISSUANCE.  Shares (both  treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons, as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

6.03 PAYMENT OF SHARES.

     (a) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Promissory notes and/or the promise of future services shall constitute payment for shares.

     (b) VALUATION. In the absence of fraud in the transaction, the judgement of the Board of Directors as to the value of consideration received shall be conclusive.

     (c) EFFECT. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

6.04 SUBSCRIPTION. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

6.05 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

     (a) CLAIM. Makes proof in affidavit form that it has lost, destroyed or wrongfully taken; and

     (b) TIMELY REQUEST. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

     (c) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

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     (d) OTHER REQUIREMENTS. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

6.06 REGISTRATION OF TRANSFER. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

     (a) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

     (b) GUARANTEE AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or by the Chief Executive Officer or President of the Corporation, and reasonable assurance is given that such endorsements are effective.

6.07 REGISTERED OWNER. Prior to due presentation for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all rights and powers of a shareholder.

6.08 SHARES WITHOUT CERTIFICATES. Some or all of the Corporation's shares may be issued without certificates upon authorization of the Board of Directors. Such authorization and issue shall not affect shares already represented by certificates until such are surrendered to the Corporation. Within a reasonable time of such issue, the Corporation shall send the shareholders of shares without certificates the same information as set forth in paragraph 2 above. To the extent that the provisions of paragraph 5 are implemented, the provisions of paragraphs 1, 2, 3 and 4 above will not apply to such shares without certificates.

                                   ARTICLE VII
                               GENERAL PROVISIONS

7.01 DIVIDENDS AND RESERVES.

     (a) DECLARATION AND PAYMENTS. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

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     (b) RECORD DATE.  The Board of  Directors  may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purposes for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

     (c) RESERVES. By resolution the Board of Directors may create such reserve or reserves out of available cash of the Corporation as the Directors may form time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

7.02 BOOKS AND RECORDS. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

7.03 CHECKS AND NOTES. Checks, demands for money, and notes of the Corporation shall be signed by the officer(s) or other person(s) designated from time to time by the Board of Directors.

7.04 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.05 RESIGNATION. A Director, officer, or agent may resign by giving written notice to the Chief Executive Officer, President or Secretary. The resignation shall take effect at the time specified in it, or immediately, if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

7.06 AMENDMENT OF BY-LAWS.

     (a) These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors of the Corporation, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

     (b) These By-Laws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

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7.07 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these By-Laws shall be invalid or inoperative, then, so far as is reasonable and possible:

     (a) The remainder of these By-Laws shall be considered valid and operative; and

     (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

7.08 TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these By-Laws, they shall be subordinated in importance to the other written material.

7.09 RELATION TO ARTICLES OF INCORPORATION. These By-Laws are subject to, and are governed by, the Articles of Incorporation.

7.01 CORPORATE SEAL. The corporate seal shall contain the name of the Corporation and the name of the State of Incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

                                  ARTICLE VIII
                                    INDEMNITY

8.01 DIRECTORS AND OFFICERS INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Nevada Business Corporation Act of the State of Nevada, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of shareholders, provisions of law, or otherwise, as well as his rights under this paragraph.

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The Board of  Directors  may cause the  Corporation  to  purchase  and  maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

8.02 ADVANCEMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that (s)he is, or was, a director or officer of the Corporation (or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately by determined that he is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Nevada Business
Corporation Act of the State of Nevada as the same now exists or as it may hereafter be amended.

                            CERTIFICATION OF ADOPTION

     The foregoing By-Laws of the Corporation have been duly adopted this 14th day of April, 1998, by action of the Board of Directors of the Corporation pursuant to the laws of the State of Nevada.

     IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

     (Corporate Seal)

                                        /s/ Mary P. Costa
                                        ----------------------------------------
                                        Mary P. Costa
                                        Secretary

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